EXHIBIT 32.1


In connection with the accompanying Quarterly Report of Stalar 4, Inc. (the "Company") on Form 10-QSB for the quarter ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven
R. Fox, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 7, 2008             /s/ Steven R. Fox
                                  ----------------------------------
                                  Steven R. Fox, President
                                  (as Principal Executive Officer and
                                  Principal Financial Officer)